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                                               Name of Subscriber ______________
                                            Amount of Investment $______________


                         ADVANCED MATERIALS GROUP, INC.
              SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT


Advanced Materials Group, Inc.
20211 South Susana Road
Rancho Dominguez, California 90221

Gentlemen:

                                    SECTION 1

     1.1 SUBSCRIPTION. Trilon Dominion Partners, L.L.C. ("Trilon") hereby subscribes for and agrees to purchase 1,260,807 shares of common stock, par value $.001 per share (the "Securities"), of Advanced Materials Group, Inc., a Nevada corporation (the "Company"), at a subscription price of $.5552 per share, representing an aggregate investment in the Company of $700,000, on the terms and conditions described herein, in the Confidential Term Sheet dated December 8, 1995 (together with all appendices and further supplements thereto, the "Term Sheet") relating to the offering ("Offering") of securities, including warrants (the "Warrants"), in the Company.

     1.2 PURCHASE.

          Trilon tenders herewith cash (by wire transfer) or a check made payable to the order of "Advanced Materials Group, Inc." in the aggregate amount indicated above and on the signature page hereof. Trilon also tenders herewith an executed counterpart of the Suitability Questionnaire. On or before the completion or termination of the Offering, the undersigned will be notified as to whether its subscription has been accepted by the Company. At the Company's option, the purchase price may be paid by the undersigned in the form of forgiveness of debt, in which event the undersigned should enclose herewith the Company's promissory note evidencing indebtedness to the undersigned in the amount of $700,000.


                                       1.
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                                    SECTION 2

     2.1 INVESTOR REPRESENTATIONS AND WARRANTIES. Trilon hereby acknowledges, represents and warrants to, and agrees with the Company as follows:

          (a) Trilon is acquiring the Securities for its own account, for investment purposes only, and not with a view to or for the distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Securities herein subscribed for.

          (b) Trilon acknowledges its understanding that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended ("Act"), by virtue of Section 4(2) of the Act and the provisions of Rules 505 or 506 of Regulation D promulgated thereunder. In furtherance thereof, the undersigned represents and warrants to and agrees with the Company as follows:

               (i) Trilon has the financial ability to bear the economic risk of its investment in the Company (including its possible loss), has adequate means of providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company;

               (ii) Trilon has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Securities and has obtained, in its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in Securities;

               (iii) Trilon hereby reconfirms as representations and warranties, as though fully set forth herein, each of the statements and answers of the undersigned set forth in its Suitability Questionnaire.

          (c)  Trilon:

               (i) has been furnished the Term Sheet and any documents which may have been made available upon request, has carefully read the Term Sheet and understands and has evaluated the risks of a purchase of the Securities, including the risks set forth in the Term Sheet under "Risk Factors," and has relied solely (except as indicated in subsections (ii) and (iii) below) on the information contained in the Term Sheet;

               (ii) has been provided an opportunity to obtain any additional information concerning the Offering or the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;


                                       2.
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               (iii)  has been given the opportunity to ask questions of, and receive answers from, senior executive officers of the Company concerning the terms and conditions of the Offering and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Term Sheet or that which was otherwise provided in order for it to evaluate the merits and risks of an investment in the Company to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, and has not been furnished any other offering literature or prospectus except the Term Sheet; and

               (iv) has determined that the Securities are a suitable investment for it and that at this time it could bear a complete loss of its investment.

          (d) In making a decision to purchase the Securities herein subscribed for, the undersigned has relied solely upon independent investigations made by it. Trilon is not relying on the Company with respect to tax and other economic considerations involved in this investment.

          (e)  Trilon is an "accredited investor" as that term is defined in
Section 501 of Regulation D of the Act.  An "accredited investor" includes
(1) a natural person whose net worth, or joint net worth, or joint net worth with that person's spouse, exceeds $1,000,000; (2) a natural person who has had income in excess of $200,000 in each of the two most recent years, or, with that person's spouse, in excess of $300,000 in those years, and who expects to have at least such income in the current year; (3) a corporation, partnership or similar business entity, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000; and
(4) any entity in which all of the equity owners are accredited investors.

          (f) Trilon represents, warrants and agrees that it will not sell or otherwise transfer the Securities without registration under the Act or an exemption therefrom, and fully understands and agrees that it may bear the economic risk of this investment for an indefinite period of time because, among other reasons, the Securities have not been registered under the Act or under the securities laws of any states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under applicable securities laws of such states or an exemption from such registration is available. It also understands that sales or transfers of the Securities are further restricted by the provisions of state securities laws.

          (g) If the undersigned is a corporation, partnership, trust, employee benefit plan, individual retirement account, Keogh plan, or other tax-exempt entity, it is authorized and qualified to subscribe for Securities and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so, the transaction contemplated herein has been duly approved and authorized for such entity, and this Subscription and Investment Representation Letter is enforceable against such entity in accordance with its terms.


                                       3.
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          (h)  If the undersigned is, or is acting on behalf of, a Keogh or corporate pension or profit-sharing plan, or an individual retirement account, the undersigned represents and warrants that to the best of the undersigned's knowledge the undersigned's subscription for Securities will not result in a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

          (i) No representations or warranties have been made to the undersigned by the Company, or any officer, employee, agent or affiliate thereof, except as set forth herein.

          (j) Trilon has not engaged, directly or indirectly, in short selling and/or other hedging transactions with respect to the Company's securities and does not intend to engage in such transactions in the future.

          (k) Any information which the undersigned has heretofore furnished to the Company with respect to its financial position and business experience, including, without limitation, its Suitability Questionnaire, is correct and complete as of the date of this Agreement.

     2.2 INVESTOR AWARENESS. Trilon acknowledges, represents, agrees and is aware that:

          (a)  the Company has a limited financial operating history;

          (b) no federal or state agency has passed upon the Securities or made any findings or determination as to the fairness of this investment;

          (c) there are significant risks of loss of investment incidental to the purchase of Securities, including those summarized under "Risk Factors" and in other portions of the Term Sheet;

          (d) the investment in the Company is an illiquid investment and the undersigned may bear the economic risk of its investment in Securities for an extended period; and

          (e) the representations, warranties, agreements, undertakings and acknowledgements made by the undersigned in this Agreement are made with the intent that they be relied upon by the Company in determining suitability as a purchaser of Securities.

     2.3  COMPANY REPRESENTATIONS AND WARRANTIES.

          The Company acknowledges, represents and warrants to, and agrees with Trilon as follows:


                                       4.

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          (a)  AUTHORITY.  The Company has all requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the issuance of the Common Stock and Warrants in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the transactions contemplated herein and the issuance of the Common Stock in accordance with the terms hereof. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

          (b) ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business or financial condition.

          (c) CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.001 per share, of which 9,173,541 shares were issued and outstanding as at the date hereof, and 5,000,000 shares of Preferred Stock, par value $.001 per share, none of which are outstanding. All of the issued and outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and non-assessable. No unissued shares of the Company's common stock are subject to preemptive rights, and there are no preemptive rights with respect to the issuance of shares to Trilon hereunder.

          (d) NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of the Company, any material agreement, contract, instrument, lease, license, agreement or undertaking to which the Company is a party or by which it or any of its assets are bound, or any judgment, decree, order or writ by which the Company is bound or to which it or any of its assets are subject.

          (e) VALIDITY OF SECURITIES. The Securities to be purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be duly and validly issued. The Common Stock issuable upon conversion of the Warrants has been duly and validly reserved and upon issuance and payment therefor will be duly and validly issued, fully paid and nonassessable.


                                       5.

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                                    SECTION 3

     3.1 INDEMNITY. Trilon agrees to indemnify and hold harmless the Company, and (other than Trilon Dominion Partners, LLC, Ronald Cantwell, Dominion Resources, Inc., Dominion Capital, Inc. and VC Holdings, Inc.) (i) each other person, if any, who controls or is controlled by, within the meaning of Section 15 of the Act, the Company, and (ii) each officer, investor, affiliate, associate and the representative of them, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) ("Losses") arising out of or based upon any false representation or warranty or breach or failure by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction, except to the extent such Losses are caused by the intentional misconduct or gross negligence of the Company.

     3.2 MODIFICATION. Neither this Agreement nor any provision hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     3.3 BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     3.4 ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

     3.5 ASSIGNABILITY. This Agreement is not transferable or assignable by the undersigned.

     3.6 APPLICABLE LAW. Notwithstanding the place where this Agreement may be executed, all of the terms and provisions and validity of this Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

     3.7 COUNTERPARTS. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.


                                       6.

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Type or print full name of Purchaser(s) as it (they) should appear on the stock certificates evidencing the Shares subscribed for.

________________________________________________________________________________


     IN WITNESS WHEREOF, the Purchase has executed this Subscription Agreement the ____ day of _________________, 199__.

                                        TRILON DOMINION PARTNERS, LLC.


                                        ________________________________________


                                        ________________________________________
                                        Please print name


                                        ________________________________________
                                        Title (if applicable)


                                        ________________________________________
                                        Tax I.D. No.



                                        ADDRESS:


                                        ________________________________________
                                        Street Address


                                        ________________________________________
                                        City            State           Zip Code


                                        ________________________________________
                                        Telephone, Include Area Code


                                       7.

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ACCEPTED BY:

Advanced Materials Group, Inc.


By: _______________________________     Dated: _________________________________

    __________________, President or

    __________________, Secretary


                                       8.